                                                                   Exhibit 10.81

                           FOURTH AMENDMENT TO LEASE
                           -------------------------

     THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is made effective as of June 28, 2001 (the "Effective Date") and is entered into between TRINET REALTY
                                                                 -------------
INVESTORS V, INC., a Maryland corporation ("Landlord"), and ICG HOLDINGS, INC.,
-----------------------------------------                   ------------------
a Colorado corporation ("Tenant").

                                   RECITALS
                                   --------

     A. TriNet Essential Facilities X, Inc., a Maryland corporation ("TEFX") and Tenant entered into a lease dated as of January 15, 1998, with respect to premises commonly known as 161 Inverness Drive West, Englewood, Colorado (the "Premises"), which lease was amended by the First Amendment to Lease between TEFX and Tenant dated as of January 1, 1999, by the Second Amendment to Lease between ICG 161, L.P., a Delaware limited partnership ("ICG 161") and Tenant dated as of May 1, 1999, and by the Third Amendment to Lease between ICG 161 and Tenant dated as of May 1, 1999 (as so amended, the "Existing Lease"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Lease. As used herein, the term "Lease" shall mean the Existing Lease as amended hereby.

     B. TriNet Realty Capital, Inc., a Maryland corporation ("Lender") made a loan to ICG Services, Inc., a Delaware corporation ("ICG Services"), pursuant to the terms and conditions of that certain Loan Agreement, dated as of January 1, 1999, by and among Lender and ICG Services, the proceeds of which loan ICG Services used to purchase the Premises and which Loan is secured by a Deed of Trust encumbering the Premises (the "Deed of Trust").

     C. ICG Services subsequently sold the Premises to ICG 161 and ICG 161 acquired the Premises, subject to the Deed of Trust and, in connection with such sale and acquisition, ICG 161 assumed ICG Services' obligations under the Loan Agreement, Deed of Trust and related loan documents pursuant to the terms and conditions of that certain Amended and Restated Loan Agreement, dated as of May 1, 1999, by and between Lender and ICG 161 (the "Loan Agreement").

     D. The general partner of ICG 161 is ICG Corporate Headquarters, L.L.C., a Colorado limited liability company ("ICG Partner"), which owns a 99% interest; the other one percent is owned by Landlord, as a limited partner. The partnership agreement of ICG 161 contains an option in favor of Landlord, or its designated affiliate, to purchase the partnership interest of the ICG Partner, or to purchase of the Premises, upon certain conditions and in certain circumstances.

     E. Landlord has exercised its option pursuant to the partnership agreement of ICG 161 to acquire the Premises by deed. Accordingly, Landlord is the successor landlord under the Existing Lease. Landlord also has assumed the duties and obligations of the borrower under the Amended and Restated Loan Agreement, Deed of Trust and related loan documents pursuant to a Loan Modification Agreement between Landlord and Lender dated as of June 28, 2001 (the "Loan Modification Agreement").

     F. TEFX, Tenant, Lender and Landlord (as successor to ICG 161) are parties to, and intend to terminate as of the date of this Amendment, that certain Subdivision Agreement, dated as of May 1, 1999, respecting the possible subdivision of the Premises.

     G. ICG Services has entered into that certain Construction Contract (the "Construction Contract"), dated as of March 27, 2000, between ICG Services, as owner, and Bovis Lend Lease, Inc. ("Bovis"), as contractor, to construct a parking structure on the Premises (the "Garage"). The construction of the Garage commenced in 2000 and is partially completed. ICG Services has defaulted under the Construction Contract by failing to pay invoices on time and failing to provide assurances of financial capacity as required under the Construction Contract. Therefore, Bovis has ceased work on the Garage. ICG Services and Tenant are financially incapable of completing the Garage.

     H. On November 14, 2000, Tenant filed a petition for reorganization relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 00-4238
(PJW) (the "Bankruptcy Proceedings").

     I. Landlord has asked Lender for an additional advance of $7,800,000 under the Loan Agreement (the "Additional Advance") the proceeds of which are to be used to pay the cost of completing the Garage, including, without limitation, the payment of invoices which are outstanding for work done on the Garage prior to the Effective Date. Lender is willing to make such Additional Advance, subject to the terms and conditions of the Loan Modification Agreement.

     J. Tenant is willing to fund the amount, if any, by which the cost to complete the Garage exceeds the Additional Advance, subject to the terms and conditions contained in this Amendment.

     K. Landlord is willing to complete construction of the Garage, subject to the terms and conditions contained in this Amendment and the Loan Modification Agreement, including, without limitation, the requirement that the term of the Lease be extended.

     L. Tenant wishes to be released from liability for completion of the Garage construction.

     M. Tenant and Landlord wish to amend the Existing Lease as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the covenants set forth herein, Landlord and Tenant hereby agree as follows:

                                  AGREEMENTS
                                  ----------

     1.   Effective Date. This Amendment shall become effective as of the
          --------------
Effective Date. From and after the Effective Date, the term "Lease," as used in the Lease shall have the meaning set forth in this Amendment.

     2.    Garage. Landlord hereby releases Tenant from any obligation to
           ------
complete or pay for construction of the Garage, except as provided in paragraph 7 below. Once construction of the Garage has been completed, the Garage shall thereafter be the property of Landlord and shall be deemed to be part of the Premises for all purposes under the Lease, including, without limitation, Tenant's obligation to pay Operating Expenses in accordance with Articles 4 and 5 of the Lease. Section 12.1(b)(ii) of the Existing Lease is hereby amended to permit use of the Garage and the surface parking areas of the Premises for parking. Section 6.1(b) of the Existing Lease is amended to permit parking uses in the Garage and surface parking areas of the Premises. Nothing contained herein shall prohibit a sublease of the Garage and surface parking areas of the Premises, or a portion thereof, by Tenant, subject to Landlord's consent rights contained in Section 12.1 of the Existing Lease, and Landlord agrees it will not withhold its consent to any proposed sublease based upon the fact that such use by the subtenant is not incidental to use of the Building.

     3.    Security Deposit and Indemnities. Sections 24.2 through 24.9 of the
           --------------------------------
Existing Lease, Paragraphs 4, 5 and 6 of the First Amendment to Lease and the entire Third Amendment to Lease are hereby deleted in their entirety. Landlord and Tenant acknowledge that no security deposit was paid pursuant to the Third Amendment to Lease, notwithstanding the terms of the Third Amendment to Lease. Tenant agrees Landlord has no obligation with respect to any security deposit previously paid under the Lease.

     4.    Subdivision of the Premises. Paragraph 2 of the Second Amendment to
           ---------------------------
Lease is hereby deleted in its entirety and Article 26 of the Existing Lease is hereby reinstated.

     5.    Term of Lease. The term of the Lease, set forth in the Basic Lease
           -------------
Information and Section 2.1 of the Existing Lease, is hereby extended by a period of ten years. The new Expiration Date shall be January 31, 2023. Rent due under the Lease during the extended term shall be adjusted to reflect annual increases in accordance with Article 3 of the Existing Lease. The Exercise Period for the Expansion Option provided in Article 26 of the Existing Lease is hereby extended up to and including the twentieth (20/th/) anniversary of the Commencement Date; provided, that, so long as the Termination Right described in paragraph 10 before remains in effect, neither Tenant nor any successor tenant under the Lease shall have a right to exercise the Expansion Option.

     6.    Operating Expenses. Section 5.1 of the Existing Lease is hereby
           ------------------
amended to provide that, in addition to those costs identified in clauses (i) through (viii) of said Section, Operating Expenses shall not include overhead and employee costs of Landlord and Landlord's property management company in excess of 50% of the usual and customary salary and benefits for one property manager and one administrative assistant.

     7.    Completion of Garage Construction; Payment of Liens.
           ---------------------------------------------------

     (a)   The anticipated Actual Costs to Complete Garage Construction are set forth on the line item project budget attached as Exhibit A hereto (the
                                                          ---------
"Project Budget"). The plans and specifications for the Garage are identified on Exhibit B attached hereto (the "Project Plans"). Reference is also made to the
---------
Novated Construction Agreement entered into by Landlord and Bovis dated as of June 28, 2001 (the "Replacement Construction Contract"), the Agreement

Between Owner and Architect entered into by Landlord and Fentress Bradburn Architects Ltd. dated as of June 28, 2001 (the "Architect's Agreement"), and the Agreement Between Owner and Consultant entered into by Landlord and Ground Engineering Consultants Inc. dated as of June 28, 2001 (the "Consultant's Agreement"). Landlord agrees to complete construction of the Garage in a good and workmanlike manner in accordance with the Project Plans using the Additional Advance. Landlord shall commence completion of the Garage promptly following the Effective Date and shall diligently proceed with such work, using commercially reasonable efforts to substantially complete the Garage on or before March 31, 2002, subject to Tenant's obligation to pay for and deposit with Landlord any Cost Overage as set forth below in subparagraph (b) (as qualified by subparagraph (c) below).

     (b) If at any time Landlord reasonably determines that the Actual Costs to Complete Garage Construction (as defined below) will exceed the amount of the Additional Advance, then Landlord shall notify Tenant in writing and Tenant shall deposit with Landlord the difference between the projected Actual Costs to Complete Garage Construction and the Additional Advance (the "Cost Overage"). Invoices for labor, materials or services provided in connection with completion of Garage construction shall be paid first from the Additional Advance and, once the Additional Advance has been fully disbursed, from funds deposited by Tenant. Any funds of Tenant deposited with Landlord not used to pay Actual Costs to Complete Garage Construction shall be refunded to Tenant promptly following completion of the Garage and the final determination of the Actual Costs to Complete Garage Construction. Landlord will process all draws in the same manner and with the same degree of care it applies to the processing of draws for other construction projects on properties owned by Landlord. Landlord shall provide Tenant's designated representative with copies of each construction draw, including invoices, the schedule of values and other supporting documentation promptly upon Landlord's receipt of the draw and prior to payment.

     (c) Tenant's obligation to fund the Cost Overage shall be subject to the following conditions precedent:

            (i) The Replacement Construction Contract, the Architect's Agreement and the Consultant's Agreement shall not be modified in any material respect, or replaced, nor shall a different general contractor, architectural firm or consulting firm be engaged, without Tenant's written consent which shall not be unreasonably withheld;

            (ii) Tenant's prior written approval, which shall not be unreasonably withheld, shall be obtained for any change order, change in service, change directive or other document modifying, the Replacement Construction Contract, the Architect's Agreement or the Consultant's Agreement, which either singly, or in the aggregate with other previous or future change orders, changes in service, change directives or modifications, could increase the Actual Costs to Complete Garage Construction to an amount in excess of the Additional Advance;

            (iii) Landlord shall use the Additional Advance solely to pay Actual Costs to Complete Garage Construction.

     (d) "Actual Costs to Complete Garage Construction" shall mean the sum of: (i) any cost identified on the Project Budget except the $230,000 Overall Project Contingency identified therein; (ii) any cost increase in the Project Budget resulting from a written change order or change directive to the Replacement Construction Contract, or a written change of service to the Architect's Agreement or Consultant's Agreement, which is approved in writing by Landlord, Tenant and Lender; (iii) any amounts not reflected in the Project Budget which are properly due and payable under the Replacement Construction Contract, the Architect's Agreement or the Consultant's Agreement for reasons other than owner, contractor, architect or consultant default or delay occurring after the Effective Date; and (iv) any amounts expended from the $230,000 Overall Project Contingency shown on the Project Budget which are used to pay reimbursables or other design, engineering, consulting, and construction costs directly related to construction of the Garage. Actual Costs to Complete Garage Construction shall not include any amounts payable to consultants engaged by Lender except for the $230,000 iStar Financial Construction Management Fee set forth in the Project Budget.

     (e) Landlord hereby releases Tenant from the obligation to complete and pay for the Garage construction except for Tenant's obligation to fund the Cost Overage contained herein.

     (f) Landlord shall provide a designated representative of Tenant with complete copies of any change orders, change directives, changes in service, modifications or amendments to the Project Plans and the Replacement Construction Contract, the Architect's Agreement and the Consultant's Agreement, regardless of whether Tenant's consent to such documents is required under the terms of this Amendment. Landlord shall permit representatives of Tenant and ICG Services to attend construction meetings and will regularly consult with those representatives regarding the completion of the Garage construction.

     8.     Development Costs.  Tenant hereby assumes the obligations of
            -----------------
"Developer" under the Development Agreement recorded June 8, 2000 under Reception No. B0068912, the Traffic Signal Escrow Agreement recorded June 8, 2000 under Reception No. B0068913, the Escrow Contract and Security Agreement recorded June 8, 2000 under Reception No. B0068914 and the Escrow Contract and Security Agreement recorded June 8, 2000 under Reception No. B0068915, all between ICG 161 and Arapahoe County or the Arapahoe County Board of County Commissioners (individually, a "Development Agreement", and collectively, the "Development Agreements"), and agrees to perform all responsibilities of Developer and pay any amounts due from Developer thereunder. Tenant hereby indemnifies and holds harmless Landlord from and against any and all claims, liabilities, losses, damages, demands, costs and expenses (including reasonable attorneys' fees) arising out of or in any way relating to the Development Agreements. Landlord agrees that all security posted by ICG 161 in connection with the Development Agreements constitutes the property of Tenant.

     9.     Warranty Items.  Following substantial completion of the Garage
            --------------
construction, Tenant shall be entitled to participate in the final inspection between the Landlord and the contractor and to contribute to any punch list. Landlord will diligently exercise its remedies under the Replacement Construction Contract to seek repair or replacement of any defective work on the Garage.

     10.    Non-ICG Purchase Termination Right and Assignment. Notwithstanding
            -------------------------------------------------
the provisions of Article 12 of the Existing Lease, Tenant shall have a right to assign the Lease without Landlord's consent at any time up to and including the first year anniversary of the Effective Date to any entity entirely unaffiliated with Tenant, ICG Services or ICG Partner (the "Non-ICG Purchaser") which acquires more than 50% of the assets or voting securities of (a) Tenant, (b) ICG Communications, Inc. or (c) any subsidiary of ICG Communications, Inc. which is a direct or indirect parent of Tenant; provided, that the Non-ICG Purchaser assumes the Lease. The Non-ICG Purchaser shall have a right to terminate the Lease (the "Termination Right") by giving written notice (the "Termination Notice") to Landlord of its exercise of such Termination Right at any time during the pendency of the Bankruptcy Proceedings. The Termination Notice must state the date the Non-ICG Purchaser's exercise of the Termination Right will become effective which shall be no earlier than 30 days after the date the Termination Notice is received by Landlord in accordance with Section 23.1 of the Existing Lease and no later than 90 days after the date the Termination Notice is received by Landlord (the "Termination Date"). To be effective, the Termination Notice must be accompanied by a payment of the Base Rent which would become due for the two year period immediately following the Termination Date.

     11.    Rejection of Lease. If the Lease has not been assigned to a Non-ICG
            ------------------
Purchaser and Tenant is liquidated, Tenant may reject the Lease at any time during the pendency of the Bankruptcy Proceedings and, in such event, Tenant shall stipulate to allowing Landlord an administrative claim for damages of the Landlord resulting therefrom equal to two years' Base Rent (calculated from the rejection date). If Tenant so rejects the Lease, Tenant shall provide Landlord with written notice of such rejection, setting forth the date that the Lease will terminate in accordance therewith, which termination date shall be no earlier than 30 days after the date the written notice of rejection is received by Landlord and no later than 90 days after the date of Landlord's receipt of the written notice.

     12.    Landlord's Address. Landlord hereby notifies Tenant that its address
            ------------------
for receiving requests, approvals, consents, notices and other communications under the Existing Lease has been changed to:

            TriNet Realty Investors V, Inc.
            c/o iStar Financial, Inc.
            6565 North MacArthur Blvd., Suite 410
            Irving, TX  75039
            Attn:  Ms. Elizabeth Smith

            With a copy to:

            Nina B. Matis, Esq.
            iStar Financial, Inc.
            1114 Avenue of the Americas
            27/th/ Floor
            New York, NY  10036

     13.    Release and Waiver. Landlord hereby releases Tenant and ICG Services
            ------------------
and ICG Holdings (Canada) Co. and their respective officers, directors, employees and agents from any and all liabilities, losses, damages, demands, costs and or expenses under the Lease and the Continuing Lease Guaranty, heretofore arising out of, or in any way relating to, the construction of the Garage, the stoppage of the work on the Garage, and the other lease defaults discussed in the recitals to this Amendment and waives all defaults under the Lease relating thereto, heretofore or presently existing. Such releases and waivers shall not extend to the undertakings of Tenant in this Amendment.

     14.    Confirmation of Lease; Complete Agreement. Except as amended hereby,
            -----------------------------------------
the Existing Lease is unmodified, and as amended hereby, the Lease remains in full force and effect. There are no oral agreements between Landlord and Tenant relating to the Lease, the Premises or this Amendment; and the Lease as amended by this Amendment supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant with respect to the leasing of the Premises pursuant to the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.


Landlord:                                    Tenant:
TRINET REALTY INVESTORS V, INC., a           ICG HOLDINGS, INC.,
Maryland corporation                         a Colorado corporation


By /s/ Elizabeth B. Smith                    By /s/ Bernard L. Zuroff
   ----------------------------                 ----------------------------
   Elizabeth B. Smith                           Bernard L. Zuroff
   Senior Vice President                        Executive Vice President



The undersigned Guarantors of the Existing Lease hereby consent to the foregoing Amendment and confirm and agree that the Continuing Lease Guaranties remain in full force and effect.

ICG COMMUNICATIONS, INC.,
a Delaware corporation


By /s/ Bernard L. Zuroff
   ----------------------------
   Bernard L. Zuroff
   Executive Vice President


ICG HOLDINGS (CANADA), CO.,
a Nova Scotia unlimited liability company


By /s/ Bernard L. Zuroff
   ----------------------------
   Bernard L. Zuroff
   Executive Vice President

     Lender is signing below to acknowledge its consent to the foregoing Amendment pursuant to paragraph 5(e) of the Subordination, Non-Disturbance and Attornment Agreement dated as of May 1, 1999 among Landlord, Tenant and Lender.

TRINET REALTY CAPITAL, INC.,
a Maryland corporation


By: /s/ Elizabeth B. Smith
    -----------------------------
    Elizabeth B. Smith
    Senior Vice President

                                   EXHIBIT A
                                   ---------

                                Project Budget
                                --------------

[Line item budget to include list of payments to mechanic's lien claimants]

                                   EXHIBIT B
                                   ---------

                       Project Plans And Specifications
                       --------------------------------

                                      -11-